Exhibit 10.3
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “First Amendment”) is made and entered into February 27, 2025 (the “First Amendment Effective Date”), by and between Claritev Corporation (formerly known as MultiPlan Corporation), a Delaware corporation (together with any successor thereto, the “Company”), and Douglas Garis (the “Executive”).

WHEREAS, the Company and the Executive entered into that certain Employment Agreement, effective July 31, 2024 (the “Employment Agreement”);

WHEREAS, pursuant to Section 15 of the Employment Agreement, the Employment Agreement may be amended by an instrument in writing signed by the Executive and a duly authorized officer of the Company who is not the Executive;

WHEREAS, the Company and the Executive desire to amend certain provisions of the Employment Agreement in the manner provided for in this First Amendment; and

WHEREAS, capitalized terms not herein defined shall have the applicable meanings set forth in the Employment Agreement.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and mutual covenants and conditions contained herein, the parties, intending to be legally bound, hereby agree as follows:

1.Amendments to Employment Agreement

(a)Section 4(b)(i) is hereby amended by inserting the following immediately after the term “installments”:

“; provided, however, that if such termination pursuant to Section 4(b) occurs during the one-year period beginning on the date of a Change in Control and ending on the one-year anniversary thereof (the “Change in Control Period”), (x) the multiple used for the payments made pursuant to this Section 4(b)(i) shall instead be one and one-half (1.5) times and such payments shall instead be payable in eighteen (18)) substantially equal monthly installments; and”

(b)The first clause of the first sentence in Section 5(a) is hereby deleted and replaced in its entirety with the following:

“The Executive shall not, at any time during the Term or during the 12-month period following the Date of Termination, or, if such termination occurs during the Change in Control Period, during the 18-month period following the Date of Termination (in each case, the “Non-Compete Period”),”

(c)A new Section 10(d) shall be added, as follows, and current Section 10(d), Section 10(e), Section 10(f) and Section 10(g) shall be renumbered accordingly:

“Change in Control shall have the meaning set forth in the Company’s 2020 Omnibus Incentive Plan.”

2.All provisions of the Employment Agreement that are not expressly modified hereby shall remain in full force and effect. From and after the First Amendment Effective Date, all references to the

Exhibit 10.3

“Employment Agreement” in this First Amendment or to the “Agreement” in the original Employment Agreement shall mean the Employment Agreement as amended by this First Amendment.

Exhibit 10.3
IN WITNESS WHEREOF, the Company, by its duly authorized officer, and the Executive, have executed this First Amendment effective as of the First Amendment Effective Date.

CLARITEV CORPORATION

By: /s/ Carol Nutter

Name: Carol Nutter
Title: Chief People Officer

EXECUTIVE

By: /s/ Douglas Garis

Name: Douglas Garis

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